                         LOCKHEED MARTIN CORPORATION
                     LOCKHEED MARTIN TACTICAL SYSTEMS, INC.

                               Pricing Agreement
                               -----------------



Goldman, Sachs & Co.
CS First Boston Corporation
Merrill Lynch, Pierce, Fenner &
  Smith Incorporated
J.P. Morgan Securities Inc.
c/o Goldman, Sachs & Co.
    85 Broad Street
    New York, New York 10004


                                                                    May 16, 1996


Dear Sirs:

          Lockheed Martin Corporation, a Maryland corporation (the "Corporation"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated May 16, 1996 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"), which Designated Securities shall be fully and unconditionally guaranteed by Lockheed Martin Tactical Systems, Inc., a New York corporation ("the Guarantor"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

          An amendment to the Registration Statement, or a supplement to the Final Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed, or, in the case of a supplement, proposed to be filed or mailed for filing, with the Commission.

          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Corporation agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Corporation, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Corporation and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Corporation for examination, upon request.

                                 Very truly yours,

                                 LOCKHEED MARTIN CORPORATION


                                 By: /s/ Walter E. Skowronski
                                     ---------------------------
                                     Walter E. Skowronski
                                     Vice President and Treasurer


                                 LOCKHEED MARTIN TACTICAL
                                   SYSTEMS, INC.


                                 By: /s/ Walter E. Skowronski
                                     ----------------------------
                                     Walter E. Skowronski
                                     Vice President and Treasurer


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
CS FIRST BOSTON CORPORATION
MERRILL LYNCH, PIERCE, FENNER &
  SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.

     On behalf of itself and each of the
     Underwriters

     GOLDMAN, SACHS & CO.


     /s/ Goldman, Sachs & Co.
     -------------------------

                                  SCHEDULE I

                                      Principal Amount of Designated
                                                Securities
                                              to be Purchased
                               -----------------------------------------------
                               6.55% Notes       6.85% Notes       7.25% Notes
Underwriter                     Due 1999          Due 2001         Due 2006
-----------                  ----------------  ----------------  ---------------
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004      $125,000,000     $187,500,000        $187,500,000

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055       125,000,000      187,500,000         187,500,000

Merrill Lynch, Pierce,
   Fenner & Smith
   Incorporated
World Financial Center
250 Vesey Street
New York, New York 10281       125,000,000      187,500,000         187,500,000

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260       125,000,000      187,500,000         187,500,000
                              ------------     ------------         -----------
                              $500,000,000     $750,000,000        $750,000,000
                              ============     ============        ============
                                  Principal Amount of Designated Securities
                                               to be Purchased
                                  ------------------------------------------
                            7.65% Debentures  7.75% Debentures 7.20% Debentures
Underwriter                     Due 2016          Due 2026          Due 2036
-----------                 ----------------  ---------------- ----------------
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004      $150,000,000      $150,000,000     $ 75,000,000

CS First Boston Corporation
Park Avenue Plaza
55 East 52nd Street
New York, New York 10055       150,000,000       150,000,000       75,000,000

Merrill Lynch, Pierce,
  Fenner & Smith
  Incorporated
World Financial Center
250 Vesey Street
New York, New York 10281       150,000,000       150,000,000       75,000,000

J.P. Morgan Securities Inc.
60 Wall Street
New York, New York 10260       150,000,000       150,000,000       75,000,000
                              ------------      ------------     ------------
                              $600,000,000      $600,000,000     $300,000,000
                              ============      ============     ============

                                  SCHEDULE II



Registration Statement No.:  333-01939
--------------------------


Title of Designated Securities:
------------------------------

     6.55% Notes Due 1999 (the "3-Year Notes")

     6.85% Notes Due 2001 (the "5-Year Notes")

     7.25% Notes Due 2006 (the "10-Year Notes")

     7.65% Debentures Due 2016 (the "20-Year Debentures")

     7.75% Debentures Due 2026 (the "30-Year Debentures")

     7.20% Debentures Due 2036 (the "40-Year Debentures")


Aggregate principal amount:
---------------------------

     3-Year Notes:                      $500,000,000

     5-Year Notes:                      $750,000,000

     10-Year Notes:                     $750,000,000

     20-Year Debentures:                $600,000,000

     30-Year Debentures:                $600,000,000

     40-Year Debentures:                $300,000,000


Price to Public:
---------------------------

     3-Year Notes:                     99.952% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     5-Year Notes:                     99.919% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     10-Year Notes:                    99.906% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     20-Year Debentures:               99.568% of the principal amount,
                                       plus accrued interest from May 1,
                                       1996

     30-Year Debentures:               99.508% of the principal amount,
                                       plus accrued interest from May 1, 1996

     40-Year Debentures:               99.811% of the principal amount,
                                       plus accrued interest from May 1,
                                       1996


Purchase Price by Underwriters:
------------------------------

     3-Year Notes:                     99.602% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     5-Year Notes:                     99.369% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     10-Year Notes:                    99.256% of the principal amount,
                                       plus accrued interest from May 15,
                                       1996

     20-Year Debentures:               98.693% of the principal amount,
                                       plus accrued interest from May 1,
                                       1996

     30-Year Debentures:               98.633% of the principal amount,
                                       plus accrued interest from May 1,
                                       1996

     40-Year Debentures:               99.136% of the principal amount,
                                       plus accrued interest from May 1,
                                       1996


Specified funds for payment of purchase price:
---------------------------------------------

     Immediately available funds


Indenture:
---------

     Indenture, dated as of May 15, 1996, between the Corporation, the Guarantor and First Trust of Illinois,
     National Association, as Trustee


Maturity:
--------

     3-Year Notes:          May 15, 1999

     5-Year Notes:          May 15, 2001

     10-Year Notes:         May 15, 2006

     20-Year Debentures:    May 1, 2016

     30-Year Debentures:    May 1, 2026

     40-Year Debentures:    May 1, 2036

Interest Rate:
-------------

     3-Year Notes:          6.55%

     5-Year Notes:          6.85%

     10-Year Notes:         7.25%

     20-Year Debentures:    7.65%

     30-Year Debentures:    7.75%

     40-Year Debentures:    7.20%


Interest Payment Dates:
----------------------

     3-Year Notes:          May 15 and November 15, commencing
                            November 15, 1996

     5-Year Notes:          May 15 and November 15, commencing
                            November 15, 1996

     10-Year Notes:         May 15 and November 15, commencing
                            November 15, 1996

     20-Year Debentures:    May 1 and November 1, commencing
                            November 1, 1996

     30-Year Debentures:    May 1 and November 1, commencing
                            November 1, 1996

     40-Year Debentures:    May 1 and November 1, commencing
                            November 1, 1996

Redemption Provisions:
---------------------

     3-Year Notes:          No provisions for redemption

     5-Year Notes:          No provisions for redemption

     10-Year Notes:         No provisions for redemption

     20-Year Debentures:    No provisions for redemption

     30-Year Debentures:    No provisions for redemption

     40-Year Debentures:    No provisions for redemption


Sinking Fund Provisions:
-----------------------

     3-Year Notes:          No sinking fund provisions

     5-Year Notes:          No sinking fund provisions

     10-Year Notes:         No sinking fund provisions

     20-Year Debentures:    No sinking fund provisions

     30-Year Debentures:    No sinking fund provisions

     40-Year Debentures:    No sinking fund provisions


Optional Repayment:
------------------

     3-Year Notes:          None

     5-Year Notes:          None

     10-Year Notes:         None

     20-Year Debentures:    None

     30-Year Debentures:    None

     40-Year Debentures:    The 40-Year Debentures may be repaid on May 1, 2008
                            at the option of the registered holders of the 40-
                            Year Debentures at 100% of their principal amount, together with accrued interest to May 1, 2008. In order for a holder to exercise this option, the Corporation must receive at its office or agency in New York, New York, during the period beginning on March 1, 2008 and ending at 5:00 p.m. (New York City time) on April 1, 2008 (or, if April 1, 2008 is not a Business Day, the next succeeding Business Day), the 40-Year Debenture with the form entitled "Option to Elect Repayment on May 1, 2008" on the 40-Year
                            Debenture duly completed. Any such notice received by the Corporation during the period beginning on March 1, 2008 and ending at 5:00 p.m. (New York City time) on April
                            1, 2008 shall be irrevocable. The repayment option may be exercised by the holder of a 40-Year
                            Debenture for less than the entire principal amount of the 40-Year Debenture held by each such holder, so long as the principal amount that is to be repaid is equal to $1,000 or an integral multiple of $1,000. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any 40-Year Debenture for repayment will be determined by the Corporation, whose determination will be final and binding.


Time of Delivery:
----------------

     9:00 a.m., May 21, 1996


Closing Location:
----------------

     Cravath, Swaine & Moore
     Worldwide Plaza
     825 Eighth Avenue
     New York, New York 10019


Names and addresses of Underwriters:
-----------------------------------

     Underwriters:       Goldman, Sachs & Co.
                         CS First Boston Corporation
                         Merrill Lynch, Pierce, Fenner &
                           Smith Incorporated
                         J.P. Morgan Securities Inc.

     Address for Notice, etc.:  c/o Goldman, Sachs & Co.
                                85 Broad Street
                                New York, New York 10004


Other Terms:   The 40-Year Debentures are not subject to defeasance under the
-----------    Indenture until after May 1, 2008.